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                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                               BEACH COUCH, INC.
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed

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                                BEACH COUCH, INC.
                           94 Rue de Lausanne, CH1202
                               Geneva Switzerland



                              INFORMATION STATEMENT


         This Information Statement is being mailed to the stockholders of Beach Couch, Inc. (the "Company"), a Delaware corporation, commencing on or about Friday, August 25, 2000, in connection with the previous approval by the Company's Board of Directors (the "Board") of the corporate action referred to below and the subsequent adoption by the holders of a majority of the outstanding shares of common stock of the Company by written consent in lieu of meeting. Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") of this corporate action before it takes effect.

         Only holders of record of the Company's shares of common stock at the close of business on Thursday August 24, 2000 are entitled to receive notice of the informal action taken by the stockholders. No response is being requested from you and you are requested not to respond to the Information Statement.

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             CORPORATE ACTION TAKEN

         The Company, as authorized by the necessary approvals of the Board and a majority of the Company's stockholders, has approved the adoption of an amendment (the "Amendment") to the Company's Certificate of Incorporation to change the name of the Company to VIPC Communications, Inc. On July 25, 2000, the holders of a majority the outstanding common stock approved the Amendment by written consent in lieu of a meeting in accordance with Section 228 of the Delaware General Corporation Law.

                              NO DISSENTERS RIGHTS

         The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein.

                                  THE AMENDMENT

The Purpose of the Amendment

         The purpose of the name change is to better reflect its growth in the telecommunications industry as a result of the recent acquisition of VIPC Corporation. VIPC Corporation is a partner in a joint venture with Cheng Du Jiabin Electronic Co., Ltd., which is one of the largest Internet Protocol ("IP") telephony providers in China. The joint venture has established IP Point of Presence centers in eight Mainland China cities and is licensed to open centers in seven additional cities. The joint venture is developing additional IP centers in other Asian-Pacific countries including Singapore, Thailand, South Korea, Malaysia and Japan. In addition to development in Asia, the joint venture currently administers paging systems in Moscow and St. Petersburg, Russia and has applied for IP licenses in both cities.

         The Amendment was approved by unanimous consent of the Board and by majority consent of the stockholders. The Company has taken all action required under Delaware law to approve the Amendment; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, the Exchange Act requires that this Information Statement be mailed at least 20 calendar days before the



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filing of the Amendment. Accordingly, the Company will file the Amendment to the
Certificate of Incorporation with the Delaware Secretary of State upon the expiration of the 20-day period.

Stockholder Approval Previously Obtained

         The Company has approximately ____________ shares of common stock outstanding, each of which was entitled to one vote on any matter brought to a vote of the Company's stockholders. By written consent dated July 25, 2000, the holders of a majority of the outstanding shares of common stock approved the adoption and implementation of the Amendment. Such action is sufficient to satisfy the applicable requirements of Delaware law that such actions be approved by stockholders. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting.


                                             By Order of the Board of Directors,


                                             -----------------------------------
                                             Zhang Lebin, President


August __, 2000




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